Exhibit 99.1

Press Release

Vuzix Announces Pricing of $5,750,000 Underwritten Offering of Common Stock

ROCHESTER, N.Y., July 6, 2016 /PRNewswire/ — Vuzix® Corporation (VUZI), a supplier of Video Eyewear and Smart Glasses products in the consumer, enterprise, and entertainment markets, today announced the entry into an underwriting agreement relating to the sale of 1,000,000 shares of its common stock at an offering price of $5.75 per share, less underwriting discounts and commissions. The gross proceeds from the offering will be $5,750,000, before deducting underwriting discounts and commissions and estimated offering expenses. The shares of common stock are being sold to both existing and new institutional investors of the Company. The Company also granted to the underwriter for the offering a 30-day option to purchase up to an additional 150,000 shares of common stock.

The offering is expected to close on July 11, 2016, subject to satisfaction of customary closing conditions. Oppenheimer & Co. Inc. is acting as the sole underwriter for the offering.

The Company intends to use the net proceeds from the offering for general corporate purposes, including expanding its products, supporting the launches of its new M300 and M3000 Smart Glasses, expansion of its waveguide volume production equipment, refinement of the Company’s planned 2017 launch of its B3000 binocular waveguide, and for general working capital purposes.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any securities described herein, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The shares are being offered by Vuzix Corporation pursuant to an effective “shelf” registration statement previously filed with and subsequently declared effective on February 4, 2016 by the Securities and Exchange Commission. A prospectus supplement relating to the offering will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov.

When available, the prospectus supplement and the accompanying prospectus may be obtained by contacting Oppenheimer & Co. Inc., Attention: Syndicate Prospectus Department, 85 Broad Street, 26th Floor, New York, NY 10004, or by telephone at (212) 667-8563, or by email at EquityProspectus@opco.com.

About Vuzix Corporation

Vuzix is a supplier of Video Eyewear and Smart Glasses products in the consumer, enterprise and entertainment markets. The Company's products include personal display and wearable computing devices that offer users a portable high quality viewing experience, provide solutions for mobility, wearable displays and virtual and augmented reality. Vuzix holds 43 patents and 23 additional patents pending and numerous IP licenses in the Video Eyewear field. The Company has won Consumer Electronics Show (or CES) awards for innovation for the years 2005 to 2016 and several wireless technology innovation awards among others. Founded in 1997, Vuzix is a public company (VUZI) with offices in Rochester, NY, Oxford, UK and Tokyo, Japan.

Forward-Looking Statements Disclaimer

Certain statements contained in this news release are "forward-looking statements" within the meaning of the Securities Litigation Reform Act of 1995 and applicable Canadian securities laws, including statements regarding the public offering and the intended use of proceeds from the offering. These forward-looking statements are generally identified by words such as "believes," "may," "expects," "anticipates," "should" and similar expressions. Readers should not place undue reliance on such forward-looking statements, which are based upon the Company's beliefs and assumptions as of the date of this release. The Company's actual results could differ materially due to risk factors and other items described in more detail in the "Risk Factors" and MD&A sections of the Company's Annual Report and other filings with the United States Securities and Exchange Commission and applicable Canadian securities regulators (copies of which may be obtained at www.sedar.com orwww.sec.gov). Subsequent events and developments may cause these forward-looking statements to change. The Company specifically disclaims any obligation or intention to update or revise these forward-looking statements as a result of changed events or circumstances that occur after the date of this release, except as required by applicable law.

Investor and Media Relations Contact:

Andrew Haag
Managing Partner
IRTH Communications
vuzi@irthcommunications.com
1-866-976-4784

Vuzix Corporation
25 Hendrix Road, Suite A
West Henrietta, NY 14586 USA
Investor Information – Grant Russell
IR@Vuzix.com
Tel: (585) 359-7562